AMERICAS WIND ENERGY CORPORATION

(formerly Northwest Passage Ventures Ltd.)

News Release

Northwest Passage Ventures Ltd. announces change of name to Americas Wind Energy Corporation

Vancouver, British Columbia, October 16, 2006 – Americas Wind Energy Corporation (OTCBB:AWNE) (the “Company”) is pleased to announce that on October 16, 2006 it effected a change of name with the Nevada Secretary of State to “Americas Wind Energy Corporation”. The name change will become effective on the NASDAQ’s Over-the-Counter Bulletin Board at the opening of trading on October 16, 2006, under the new stock symbol “AWNE”. The Company’s new CUSIP number is 03062Y 10 4.

On behalf of the Board of Directors,

Americas Wind Energy Corporation

(formerly Northwest Passage Ventures Ltd.)

Harold C.F. Dickout, President and Director

For more information contact:

Harold C.F. Dickout

Tel: (416) 233-5670